COMMON STOCK PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 9, 2001

                                 BY AND BETWEEN

                            IGEN INTERNATIONAL, INC.

                                       AND

                                ACQUA WELLINGTON

                       NORTH AMERICAN EQUITIES FUND, LTD.


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I          Definitions.................................................1

       Section 1.1    Definitions..............................................1

ARTICLE II         Purchase and Sale of Common Stock...........................4

       Section 2.1    Purchase and Sale of Stock...............................4
       Section 2.2    The Shares...............................................4
       Section 2.3    Purchase Price and Closing...............................4

ARTICLE III        Representations and Warranties..............................4

       Section 3.1    Representations and Warranties of the Company............4
       Section 3.2    Representations and Warranties of the Purchaser.........11

ARTICLE IV         Covenants..................................................13

       Section 4.1    Securities Compliance...................................13
       Section 4.2    Registration and Listing................................13
       Section 4.3    Registration Statement..................................13
       Section 4.4    Compliance with Laws....................................13
       Section 4.5    Keeping of Records and Books of Account.................14
       Section 4.6    Reporting Requirements..................................14
       Section 4.7    Non-public Information..................................14
       Section 4.8    Effective Registration Statement........................14
       Section 4.9    No Stop Orders..........................................14
       Section 4.10   Amendments to the Registration Statement................15
       Section 4.11   Prospectus Delivery.....................................15
       Section 4.12   Other Financing.........................................15
       Section 4.13   Notices.................................................16

ARTICLE V          Conditions to Closing, Draw Downs and Call Options.........16

       Section 5.1    Conditions Precedent to the Issuance of a Draw
                      Down Notice.............................................16

       Section 5.2    Conditions Precedent to the Obligation of the
                      Purchaser to Close......................................17

       Section 5.3    Conditions Precedent to the Obligation of the
                      Purchaser to Accept a Draw Down Notice and
                      Purchase the Shares.....................................18

ARTICLE VI         Draw Down Terms; Call Option...............................20

       Section 6.1    Draw Down Terms.........................................20
       Section 6.2    Purchaser's Call Option.................................23


                                      -i-
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ARTICLE VII        Termination................................................24

       Section 7.1    Termination by Mutual Consent...........................24
       Section 7.2    Other Termination.......................................24
       Section 7.3    Effect of Termination...................................25

ARTICLE VIII       Indemnification............................................25

       Section 8.1    General Indemnity.......................................25
       Section 8.2    Indemnification Procedures..............................26

ARTICLE IX         Miscellaneous..............................................27

       Section 9.1    Fees and Expenses.......................................27
       Section 9.2    Specific Enforcement, Consent to Jurisdiction...........28
       Section 9.3    Entire Agreement; Amendment.............................28
       Section 9.4    Notices.................................................28
       Section 9.5    Waivers.................................................29
       Section 9.6    Headings................................................29
       Section 9.7    Successors and Assigns..................................30
       Section 9.8    Governing Law...........................................30
       Section 9.9    Survival................................................30
       Section 9.10   Counterparts............................................30
       Section 9.11   Publicity...............................................30
       Section 9.12   Severability............................................30
       Section 9.13   Further Assurances......................................30


                                      -ii-


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                         COMMON STOCK PURCHASE AGREEMENT

      This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of February 9, 2001 by and between IGEN International, Inc., a Delaware corporation (the "COMPANY"), and Acqua Wellington North American Equities Fund, Ltd., a limited liability company organized under the laws of the Commonwealth of The Bahamas (the "PURCHASER").

      The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

          SECTION 1.1 DEFINITIONS.

          (a) "ALTERNATE MARKET" shall mean the Nasdaq Small Cap Market, the American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

          (b) "BYLAWS" shall have the meaning assigned to such term in Section 3.1(c) hereof.

          (c) "CALL  OPTION"  shall have the  meaning  assigned  to such term in
Section 6.2(a) hereof.

          (d) "CALL OPTION AMOUNT" means the actual amount of proceeds received by the Company upon the exercise of a Call Option by the Purchaser.

          (e) "CHARTER" shall have the meaning assigned to such term in Section 3.1(c) hereof.

          (f) "CLOSING" shall have the meaning  assigned to such term in Section
2.3 hereof.

          (g)  "CLOSING  DATE" shall have the  meaning  assigned to such term in
Section 2.3 hereof.

          (h) "COMMISSION" shall mean the Securities and Exchange Commission.

          (i) "COMMISSION DOCUMENTS" shall mean all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and including all filings made by the Company after the date hereof pursuant to the Exchange Act.


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          (j)  "COMMISSION  FILINGS"  means the  Registration  Statement and any other filings made by the Company relating thereto pursuant to the Securities Act, including all other filings made by the Company after the date hereof pursuant to the Securities Act.

          (k) "COMMON  STOCK"  shall have the  meaning  assigned to such term in
Section  2.1 hereof.

          (l) "DRAW DOWN" means the exercise by the Company of its right to request the purchase of shares of Common Stock by the Purchaser.

          (m) "DRAW DOWN AMOUNT" means the actual amount of a Draw Down up to $6,000,000 in any Draw Down Pricing Period or such other amount mutually agreed upon by the Purchaser and the Company.

          (n) "DRAW DOWN DISCOUNT PERCENTAGE" means (i) 94% if the Threshold Price is equal to or greater than $10.00 but less than $22.00, (ii) 94.5% if the Threshold Price is equal to or greater than $22.00 but less than $26.00, (iii) 95% if the Threshold Price is equal to or greater than $26.00 but less than $30.00, and (iv) 95.25% if the Threshold Price is equal to or greater than $30.00.

          (o) "DRAW DOWN EXERCISE DATE" shall mean the date of issuance of a Draw Down Notice by the Company.

          (p) "DRAW DOWN NOTICE" shall have the meaning assigned to such term in
Section 6.1(i) hereof.

          (q) "DRAW DOWN PRICING PERIOD" shall mean a period of eighteen (18) consecutive Trading Days commencing on the first Trading Day designated as the start date of such draw down pricing period in the Draw Down Notice, or such other period mutually agreed upon by the Purchaser and the Company.

          (r) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          (s) "INVESTMENT PERIOD " shall have the meaning assigned to such term in Section 7.1 hereof.

          (t) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its Subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement in any material respect; provided, however, that the foregoing shall not include operating losses of the Company in the amounts contemplated by the Commission Documents.

          (u) "MATERIAL CHANGE IN OWNERSHIP" shall mean that, as of any particular measurement date, the officers and directors of the Company shall beneficially own in the aggregate less than 18.5% of the outstanding Common Stock of the Company, which percentage shall be reduced and proportionately adjusted to account for any Common Stock issued and outstanding after the date of this Agreement.


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          (v) "PERSON" shall mean an individual,  a corporation,  a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (w) "PRINCIPAL SECURITY HOLDER" shall mean any person (other than officers, directors and strategic partners of the Company) and any affiliate of such person who beneficially or of record holds more than 5% of the Company's Common Stock outstanding on the date hereof on a fully diluted basis.

          (x) "PROSPECTUS" shall mean the prospectus in the form included in the Registration Statement, as supplemented by any Prospectus Supplement

          (y) "PROSPECTUS SUPPLEMENT" shall mean any prospectus supplement to the Registration Statement filed with the Commission pursuant to Rule 424(b).

          (z) "REGISTRATION STATEMENT" shall mean the registration statement on Form S-3, Commission File Number 333-53886 under the Securities Act, filed with the Commission covering the registration of the Shares, as such Registration Statement may be amended from time to time.

          (aa) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          (bb) "SETTLEMENT DATE" shall have the meaning assigned to such term in
Section 6.1(d) hereof.

          (cc) "SHARES" shall mean the shares of Common Stock of the Company that may be purchased hereunder.

          (dd) "SUBSIDIARY" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

          (ee) "THRESHOLD PRICE" is the lowest per share price the Company may set in the Draw Down Notice to sell Shares during a Draw Down Pricing Period (not taking into account the Draw Down Discount Percentage during such Draw Down Pricing Period).

          (ff) "TRADING DAY" shall mean a day on which the Common Stock is traded on the Nasdaq National Market or an Alternate Market.

          (gg) "TRUNCATED DRAW DOWN ALLOCATION AMOUNT" shall mean the portion of the Draw Down Amount requested that is allocated to the purchase of the Shares in accordance with Section 6.1 hereof for each Trading Day in a reduced Draw Down Pricing Period (as provided in Section 6.1(m) hereof) that (i) the VWAP equals to or exceeds the Threshold Price, and (ii) the VWAP is below the


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Threshold  Price and the  Purchaser  elects to purchase  the Common Stock at the
Threshold Price in accordance with clauses (h) and (m) of Section 6.1 hereof.


          (hh) "VWAP" shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock of the Company on the NASDAQ National Market or an Alternate Market as reported by Bloomberg Financial LP using the AQR function.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

          SECTION 2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to $60,000,000 of its Common Stock, $0.001 par value per share (the "COMMON STOCK"), based on Draw Downs, subject to Section 6.1 hereof, of up to $6,000,000 in any Draw Down Pricing Period and Call Options, subject to Section 6.2 hereof, of up to the Draw Down Amount for the applicable Draw Down Pricing Period that the Company may grant to the Purchaser in the Company's sole discretion.

          SECTION 2.2 THE SHARES. The Company has authorized and has reserved and covenants to continue to reserve, subject to Section 4.4(b) hereof, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs made and Call Options issued.

          SECTION 2.3 PURCHASE AND CLOSING. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase on any applicable Settlement Date that number of the Shares to be issued in connection with each Draw Down and each Call Option exercised by the Purchaser. The closing of the execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (the "CLOSING") at 10:00 a.m., eastern time, on (i) February 9, 2001, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "CLOSING DATE"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser:


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          (a)   ORGANIZATION,   GOOD  STANDING  AND  POWER.  The  Company  is  a
corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by
Section 4.4(b) hereto, no further consent or authorization of the Company or its Board of Directors or stockholders is required, except for approval by the Board of Directors of the Company of the applicable Threshold Price for any Draw Down and/or Call Option. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of December 31, 2000 are set forth on SCHEDULE 3.1(C) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement including SCHEDULE 3.1(C), as of December 31, 2000 no shares of Common Stock are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement including SCHEDULE 3.1(C), as of December 31, 2000 there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth in
SCHEDULE 3.1(C), as of December 31, 2000, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the

"CHARTER"), and the Company's Bylaws as in effect on the date hereof (the "BYLAWS").

          (d) ISSUANCE OF SHARES. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

          (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases (other than violations pursuant to clauses (i) and (iv), to the extent of federal securities law), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, or the Nasdaq National Market or Alternate Market or any state blue sky authority (solely in the event the Common Stock is trading on the Nasdaq Small Cap Market or the OTC Bulletin Board) subsequent to the Closing); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

          (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and since March 31, 2000, the Company has timely filed all Commission Documents. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since March 31, 2000 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-K for the year ended March 31, 2000 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder (other than with respect to any document described in such Form 10-K but not filed by the Company as an Exhibit thereto in the good faith belief that such filing was not required), and the said Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) SUBSIDIARIES. The Commission Documents or SCHEDULE 3.1(G) attached hereto set forth each Subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. Except as set forth in the Commission Documents or the Commission Filings, none of such Subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

          (h) NO MATERIAL ADVERSE EFFECT. Since September 30, 2000, the Company has not experienced or suffered any Material Adverse Effect.

          (i) NO UNDISCLOSED LIABILITIES. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP not disclosed in the Commission Documents or the Commission Filings, other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since September 30, 2000 or which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

          (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (k) INDEBTEDNESS. SCHEDULE 3.1(K) sets forth as of December 31, 2000 all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "INDEBTEDNESS" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other


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contingent  obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company or any Subsidiary is in default with respect to any Indebtedness.

          (l) TITLE TO ASSETS. Each of the Company and its Subsidiaries has good and marketable title to all of its real and personal property reflected as owned in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or the Commission Filings or such that could not reasonably be expected to cause a Material Adverse Effect. All capital leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect in all material respects.

          (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as disclosed in the Commission Documents or the Commission Filings, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any Subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

          (n) COMPLIANCE WITH LAW. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such conduct that does not cause a Material Adverse Effect. Each of the Company and its Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (o) CERTAIN FEES. No brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

          (p) DISCLOSURE. To the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (q) OPERATION OF BUSINESS. The Company or its Subsidiaries owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations and all rights with respect to the foregoing, as set forth in the Commission Documents or the Commission Filings, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents or the Commission Filings or with respect to which a Material Adverse Effect could not reasonably be expected to result.

          (r) ENVIRONMENTAL COMPLIANCE. Except as disclosed in the Commission Filings, the Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws except where the failure to do so would not have a Material Adverse Effect. "ENVIRONMENTAL LAWS" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the best of the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (s) MATERIAL AGREEMENTS. Except as described in the Commission Documents or the Commission Filings or this Agreement, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "MATERIAL AGREEMENTS") if the Company was registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and, to the best of the Company's knowledge is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

          (t)  TRANSACTIONS   WITH  AFFILIATES.   Except  as  disclosed  in  the
Commission Documents or the Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $250,000 between (a) the Company, or any of its customers (excluding agreements related to the purchase or lease of the Company's products) or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

          (u) SECURITIES ACT OF 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. In addition:

          (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

          (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

          (iii) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

          (v) EMPLOYEES. As of the date hereof, the Company has no collective bargaining arrangements or agreements covering any of its employees. As of the date hereof, the Company has no employment contract or any other similar contract or restrictive covenant, relating to the right of any officer to be employed or engaged by the Company. Each of the Company and its Subsidiaries requires its officers, technical employees and certain consultants to enter into agreements regarding proprietary information and assignment of inventions, or other similar agreements containing restrictive covenants. As of the date hereof, since March 31, 2000, no officer of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company based on notice, has any present intention of terminating his or her employment or engagement with the Company.

          (w) USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its Subsidiaries for the purposes set forth in the Registration Statement, as amended or supplemented.

          (x) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (y) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), provided that, if any of the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(y), the term "PLAN" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

          (z) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Purchaser has not acted on behalf of the Company in any respect and has been treated by the Company as an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

          SECTION 3.2  REPRESENTATIONS  AND  WARRANTIES  OF THE  PURCHASER.  The
Purchaser  hereby makes the  following  representations  and  warranties  to the
Company:

          (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of The Bahamas.

          (b) AUTHORIZATION AND POWER. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is or by which any of its properties or assets are bound or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Purchaser has not obtained any material non-public information from the Company.

          (e) SELLING RESTRICTION. The Purchaser has the right to sell shares of the Common Stock during the Investment Period. The Purchaser covenants, however, that prior to and during the Investment Period, neither the Purchaser nor any of its affiliates nor any entity managed by affiliates of the Purchaser will ever sell shares of Common Stock of the Company other than what the Purchaser has accumulated under the terms of this Agreement or in any accounts directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by affiliates of the Purchaser.

          (f) COMPLIANCE WITH LAW. The business of the Purchaser has been and is presently being conducted in accordance with all applicable federal laws, rules and regulations, except for such conduct that does not cause a material and adverse effect on the business of the Purchaser. The Purchaser shall comply with all applicable federal securities laws, rules and regulations in connection with the sale of the Shares purchased by the Purchaser hereunder.

          (g) PURCHASER INFORMATION AND DISTRIBUTION. The Purchaser shall furnish to the Company information regarding the Purchaser and the distribution of the Shares as is required by law to be disclosed in the Registration Statement, the Prospectus and any Prospectus Supplement. The Purchaser shall sell the Shares purchased hereunder in accordance with the Plan of Distribution described in the Registration Statement or the Prospectus or any applicable Prospectus Supplement.

                                   ARTICLE IV

                                    COVENANTS

      The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees, that during the term of this Agreement:

          SECTION 4.1 SECURITIES COMPLIANCE. The Company shall notify the Commission and the Nasdaq National Market or an Alternate Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser.

          SECTION 4.2 REGISTRATION AND LISTING. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the Nasdaq National Market or an Alternate Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq National Market or an Alternate Market.

          SECTION 4.3 REGISTRATION STATEMENT. Before the Company shall issue a Draw Down Notice, the Company shall have caused a sufficient number of shares of Common Stock to be authorized and registered to cover the Shares to be issued in connection with this Agreement.

          SECTION 4.4 COMPLIANCE WITH LAWS.

          (a) The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

          (b) The Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Common Stock which would result in the issuance under this Agreement of more than (i) fourteen and nine-tenths percent (14.9%) of the shares of capital stock deemed issued and outstanding under the Company's Rights Plan, unless the Board of Directors has approved such issuance, and (ii) nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Common Stock, unless such issuance has been duly approved by the shareholders of the Company.

          SECTION 4.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Company and its Subsidiaries.

          SECTION 4.6 REPORTING REQUIREMENTS. Upon request, the Company shall furnish or make available the following to the Purchaser so long as the Purchaser shall be obligated hereunder to purchase Shares:

          (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company; and

          (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company.

          SECTION 4.7 NON-PUBLIC INFORMATION. Except as contemplated by Sections
4.9 through 4.13 hereof, neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.


          SECTION 4.8 EFFECTIVE REGISTRATION STATEMENT. The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective for the shorter of the time in which all of the Shares have been sold by the Purchaser or one year after the expiration of the Investment Period.

          SECTION 4.9 NO STOP ORDERS. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of its receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement or any Prospectus or Prospectus Supplement or for additional information; (ii) of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of its becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make all commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.


          SECTION 4.10 AMENDMENTS TO THE REGISTRATION STATEMENT. The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus which relates to the Purchaser, this Agreement and the transactions contemplated hereby of which the Purchaser shall not previously have been advised or to which the Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Purchaser, a Prospectus is required to be delivered in connection with any purchase of Shares by the Purchaser, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser, promptly following such filing.

          SECTION 4.11 PROSPECTUS DELIVERY. The Company shall file with the Commission a Prospectus Supplement on the first Trading Day immediately following the end of each Draw Down Pricing Period, and will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus and Prospectus Supplement on each Settlement Date. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares by the Purchaser. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 4.10 above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof.

          SECTION 4.12 OTHER FINANCING. If the Company enters into any other financing agreement, the primary purpose of which would be to obtain equity financing for the Company (an "OTHER FINANCING"), during the Investment Period, the Company shall promptly notify the Purchaser of such Other Financing and the Purchaser shall have the options set forth in Section 6.1(k) hereof. As used herein, "OTHER FINANCING" shall not include the Company (i) entering into a loan, credit or lease facility with a bank or financing institution (including any equity component thereof), (ii) establishing an employee stock option plan or agreement, (iii) issuing shares of Common Stock in connection with the Company's option plans (as the same may be amended from time to time), stock purchase plans, rights plans, currently outstanding warrants or options (unless the exercise price of such warrants or options are reset to a price below the current exercise price), or increase the number of shares available under any such plans (the primary purpose of which is not to raise equity), (iv) issuing shares of Common Stock upon conversion of the Company's existing subordinated convertible debentures and series B convertible preferred stock (unless the conversion price of such debentures or series B convertible preferred stock are reset (other than by its stated terms) to a price below the current conversion price) and (v) issuing shares of Common Stock and/or preferred stock in connection with the formation and maintenance of strategic partnerships, alliances or joint ventures and the acquisition of products, licenses or other assets (each a "PERMITTED TRANSACTION").

          SECTION 4.13 NOTICES. The Company shall immediately notify the Purchaser that (i) a Material Adverse Effect or Material Change in Ownership has occurred or (ii) the Company has entered into an Other Financing (as defined in Section 4.12 hereof).

          SECTION 4.14 ISSUANCE OF ADDITIONAL SECURITIES. The Company shall not have any obligation to issue securities to any existing shareholder for any reason that would entitle such existing shareholder to purchase any securities on the same terms as that purchased by the Purchaser hereunder.

          SECTION 4.15 DISCLOSURE OF DRAW DOWN NOTICE. The Company shall not disclose any Draw Down Notice or any information contained in any Draw Down Notice (other than to its legal and accounting advisors) unless such disclosure is required by applicable law, rule, regulation or court order; provided that the Company shall notify the Purchaser if such disclosure during the Draw Down Pricing Period is required by law, rule, regulation or court order.

                                    ARTICLE V

               CONDITIONS TO CLOSING, DRAW DOWNS AND CALL OPTIONS

          SECTION 5.1 CONDITIONS PRECEDENT TO THE ISSUANCE OF A DRAW DOWN NOTICE. The issuance by the Company of a Draw Down Notice, and its obligation thereby to sell the Shares to the Purchaser, is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and Settlement Date, as applicable, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and Settlement Date, as applicable, as though made at that time, except for representations and warranties that are expressly made as of a particular date.

          (b) REGISTRATION STATEMENT. The Company shall have Shares registered under the Registration Statement on the Draw Down Exercise Date and Settlement Date, as applicable, in an amount equal to or in excess of the number of the Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission on or prior to each Draw Down Exercise

Date and Settlement Date, as applicable, and there shall be no stop order suspending the effectiveness of the Registration Statement.

          (c) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Draw Down Exercise Date and Settlement Date, as applicable.

          (d) NO INJUNCTION. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) NO SUSPENSION, ETC. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Draw Down Exercise Date and Settlement Date, as applicable).

          (f) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          SECTION 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO Close. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that speak as of a particular date.

          (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission on or prior to the Closing Date and there shall be no stop order suspending the effectiveness of the Registration Statement.

          (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f) OPINION OF COUNSEL, ETC. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit A hereto, a secretary's certificate, dated the Closing Date, in the form of Exhibit B hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.


          SECTION 5.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO ACCEPT A DRAW DOWN NOTICE AND PURCHASE THE SHARES. The obligation hereunder of the Purchaser to accept a Draw Down Notice and to acquire and pay for the Shares on any Settlement Date is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date, as applicable, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Draw Down Exercise Date and Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

          (b) REGISTRATION STATEMENT. The Company shall have Shares registered under the Registration Statement on the Draw Down Exercise Date in an amount equal to or in excess of the number of the Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission on or prior to the Draw Down Exercise Date and the Settlement Date and shall have been supplemented, as required, to disclose the sale of the Shares prior to each applicable Settlement Date. There shall be no stop order suspending the effectiveness of the Registration Statement.

          (c) NO SUSPENSION, ETC. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each applicable Draw Down Exercise Date or Settlement Date), and, on or as of the Draw Down Exercise Date or applicable Settlement Date or during the applicable Draw Down Pricing Period, trading in securities generally as reported by the Nasdaq National Market or an Alternate Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market or an Alternate Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in the financial markets generally, which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares. The Common Stock shall be listed on Nasdaq or an Alternate Market.

          (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Draw Down Exercise Date and the Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit C.

          (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (f) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (g) NO MATERIAL ADVERSE EFFECT; NO MATERIAL CHANGE IN OWNERSHIP. No Material Adverse Effect or Material Change in Ownership shall have occurred.

          (h) BOARD AUTHORIZATION. The Company shall have taken all necessary corporate action to authorize the issuance of the Shares issuable pursuant to each Draw Down Notice, including, without limitation, setting the Threshold Price as set forth therein.

          (i) ISSUANCE OF ADDITIONAL SECURITIES. The Company shall not have issued any securities or granted rights for additional securities to any Principal Security Holder for any reason other than pursuant to stock splits, stock reclassifications, stock dividends, stock option plans, underwritten public offerings, Permitted Offerings (as defined in Section 7.2 hereof) or Permitted Transactions.

          (j) DISCLOSURE OF DRAW DOWN NOTICE. The Company shall not have disclosed any Draw Down Notice or any information contained in any Draw Down Notice (other than to its legal and accounting advisors).

                                   ARTICLE VI

                          DRAW DOWN TERMS; CALL OPTION

          SECTION 6.1 DRAW DOWN TERMS. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

          (a) The Company, may, in its sole discretion, issue a Draw Down Notice at any time after February 20, 2001 with respect to a Draw Down during each Draw Down Pricing Period of up to (i) $2,000,000 if the Threshold Price is equal to or greater than $10.00 and less than $14.00, (ii) $3,000,000 if the Threshold Price is equal to or greater than $14.00 and less than $18.00, (iii) $3,500,000 if the Threshold Price is equal to or greater than $18.00 and less than $22.00,
(iv) $4,000,000 if the Threshold Price is equal to or greater than $22.00 and less than $26.00, (v) $5,000,000 if the Threshold Price is equal to or greater than $26.00 and less than $30.00, and (vi) $6,000,000 if the Threshold Price is equal to or greater than $30.00; provided, HOWEVER, that the Company may, in its sole discretion, issue a Draw Down Notice with respect to any Draw Down Amount at any Threshold Price or any Draw Down Discount Percentage pursuant to terms mutually agreed upon by the Purchaser and the Company, which Draw Down the Purchaser will be obligated to accept. Prior to issuing any Draw Down Notice, the Company shall have sufficient Shares registered under the Registration Statement to cover any applicable Draw Down and Call Option.

          (b) The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of (x) 1/18th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period) of the Draw Down Amount divided by (y) the applicable Draw Down Discount Percentage multiplied by the VWAP of the Common Stock for such Trading Day.

          (c) Only one Draw Down shall be allowed in each Draw Down Pricing Period.

          (d) The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on the second Trading Day following the end of each Draw Down Pricing Period (the "SETTLEMENT DATE").

          (e) There shall be a minimum of five (5) Trading Days between Draw Downs, unless otherwise mutually agreed upon between the Purchaser and the Company.

          (f) There shall be a maximum of twenty-four (24) Draw Downs during the term of this Agreement.

          (g) Each Draw Down will expire on the end of the last Trading Day of each Draw Down Pricing Period.

          (h) If the VWAP on a given Trading Day is less than the Threshold Price, then the total amount of the Draw Down for the relevant Draw Down Pricing Period will be reduced by 1/18th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period). At no time shall the Threshold Price be set below $10.00, unless mutually agreed upon by the Company and the Purchaser. If trading in the Common Stock is suspended for any reason for more than three (3) hours in any Trading Day, at the Purchaser's option, the price of the Common Stock shall be deemed to be below the Threshold Price for that Trading Day and the Draw Down for the relevant Draw Down Pricing Period shall be reduced by 1/18th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period). Notwithstanding anything in the foregoing to the contrary, for each Trading Day during the Draw Down Pricing Period that the VWAP is less than the Threshold Price or is deemed to be below the Threshold Price pursuant to the immediately preceding sentence, the Purchaser may elect in its sole discretion to purchase Shares at a price equal to the Threshold Price multiplied by the Draw Down Discount Percentage at the end of such Draw Down Pricing Period. The Purchaser will inform the Company via facsimile transmission no later than 8:00 p.m. (eastern time) on the last Trading Day of such Draw Down Pricing Period as to the number of Shares, if any, the Purchaser chooses to purchase under such circumstances set forth in this Section 6.1(h).

          (i) The Company must inform the Purchaser via facsimile transmission before 9:30 a.m. (eastern time) on the first Trading Day of the Draw Down Pricing Period in substantially the form attached hereto as Exhibit D (the "DRAW DOWN NOTICE") of the Draw Down Amount the Company wishes to exercise. In addition to the Draw Down Amount, the Company shall set the Threshold Price with each Draw Down Notice and shall designate the first Trading Day of the Draw Down Pricing Period. Notwithstanding anything in the foregoing to the contrary, if the Company wishes the Draw Down Exercise Date to be the first day of the Draw Down Pricing Period, the Draw Down Notice must be delivered to the Purchaser and receipt of such Draw Down Notice confirmed by the Purchaser prior to 9:30 a.m. (eastern time) on the date of such Draw Down Exercise Date.

          (j) On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser to the Purchaser or to The Depositary Trust Company ("DTC") on the Purchaser's behalf via the Deposit Withdrawal Agent Commission system ("DWAC"), and upon receipt of the Shares, the Purchaser shall cause payment therefor to be made to the account designated by the Company by wire transfer of immediately available funds provided that the Shares are received no later than 1:00 p.m., eastern time, or next day available funds if the Shares are received thereafter.

          (k) If during any Draw Down Pricing Period the Company shall enter into an Other Financing (other than shares of Common Stock issued under this Agreement or pursuant to a Permitted Transaction), the Purchaser may in its sole discretion (i) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period on the terms at which the Company issued shares of Common Stock in the Other Financing during such Draw Down Pricing Period, net of any third party's discount and fees, (ii) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period at the applicable Draw Down Discount Percentage times the VWAP for such Draw Down Pricing Period, or (iii) elect not to purchase any Shares during such Draw Down Pricing Period. The

Purchaser shall notify the Company of its election on the last Trading Day of the Draw Down Pricing Period.

          (l) If on the Settlement Date, the Company is obligated to deliver the Shares to be purchased by the Purchaser and fails to deliver the Shares, and such failure continues for ten (10) Trading Days, the Company shall pay, in cash or restricted shares of Common Stock, at the option of the Purchaser, as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days (the "PERIODIC AMOUNT"). Cash payments to be made pursuant to this clause (1) shall be due and payable immediately upon demand in immediately available cash funds. Certificates evidencing the restricted shares of Common Stock shall be delivered immediately upon demand. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Purchaser if the Company fails to deliver the Shares on the Settlement Date. If the Purchaser elects to receive shares of Common Stock instead of cash, the Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such shares of Common Stock and piggyback registration rights if the Company files a separate registration statement.

          (m) If during any Draw Down Pricing Period the Company reasonably believes an event may occur which, would result in or may require the suspension of the effectiveness of the Registration Statement prior to the applicable Settlement Date, including, without limitation, entering into an extraordinary transaction in which the Company is not the surviving entity, the Company shall notify the Purchaser before 9:30 a.m. (eastern time) on any Trading Day (a "SECTION 6.1(M) NOTICE") and reduce the number of Trading Days in such Draw Down Pricing Period (a "TRUNCATED PRICING PERIOD"). If the Company delivers the
Section 6.1(m) Notice (i) before 9:30 a.m. (eastern time) on a Trading Day, the last Trading Day of such Truncated Pricing Period shall be the Trading Day preceding the receipt of the Section 6.1(m) Notice, or (ii) after 9:30 a.m. (eastern time) on a Trading Day, then the last Trading Day of such Truncated Pricing Period shall be the Trading Day on which the Section 6.1(m) Notice was received by the Purchaser.

          The Purchaser will purchase the Truncated Draw Down Allocation Amount for each of the Trading Days in a Truncated Pricing Period for an aggregate purchase price determined in accordance with Section 6.1(b) and Section 6.1(h).

          In addition, the Purchaser may, at its option, elect to purchase Shares in an additional dollar amount equal to the product of the Draw Down Amount requested in the applicable Draw Down Notice, first multiplied by (x) a fraction, the numerator of which equals one (1) and the denominator of which equals eighteen (18) or such other number of Trading Days in such Draw Down Pricing Period as the parties may have mutually agreed upon with respect to such Draw Down Pricing Period (such number of days being referred to herein as the "TRADING DAY NUMBER"), and next multiplied by (y) that number that is equal to the Trading Day Number minus the number of Trading Days in the Truncated Pricing Period. The price per share for such additional dollar amount shall equal (i) the aggregate total of Truncated Draw Down Allocation Amounts during the

Truncated Pricing Period divided by (ii) the number of Shares to be purchased during such Truncated Pricing Period.

          Upon receipt of the Section 6.1(m) Notice, the Purchaser may (x) elect to purchase Common Stock at the Threshold Price for any Trading Day that the VWAP was below the Threshold Price during the Truncated Pricing Period in accordance with Section 6.1(h) hereof, (y) elect to purchase Common Stock in the additional amount as set forth in the preceding paragraph of this Section 6.1(m), and (z) elect to exercise any unexercised Call Options by issuing a Call Option Notice to the Company, in each such case, no later than 10:00 a.m. (eastern time) on the first Trading Day after the end of the Truncated Pricing Period. The exercise price of the Call Option shall be equal to the applicable Draw Down Discount Percentage multiplied by the VWAP on the last Trading Day of the Truncated Pricing Period (in lieu of the VWAP as specified in clause (A) of Section 6.2(b) hereof) and otherwise determined in accordance with Section 6.2(b) hereof.

          (n) The Settlement Date for any Truncated Pricing Period shall be the second Trading Day after the last Trading Day in the applicable Truncated Pricing Period.

          SECTION 6.2 PURCHASER'S CALL OPTION.


          (a) During each Draw Down Pricing Period, the Company at its sole discretion may grant to the Purchaser the right to exercise multiple call options of up to the applicable Draw Down Amount (a "CALL OPTION"). The amount of the Call Option shall be set forth in the Draw Down Notice. For each Trading Day during a Draw Down Pricing Period, the Purchaser may exercise a Call Option by providing notice to the Company of the exercise of a Call Option (the "CALL OPTION NOTICE"), substantially in the form attached hereto as Exhibit E.

          (b) The number of shares of Common Stock to be issued in connection with each Call Option shall equal the quotient of (i) the Call Option Amount and
(ii) the product of the applicable Draw Down Discount Percentage and the greater of (A) the VWAP for the Common Stock on the day the Purchaser issues its Call Option Notice and (B) the Threshold Price.

          (c) Each Call Option exercised shall be settled on the applicable Settlement Date.

          (d) The Threshold Price designated by the Company in its Draw Down Notice shall apply to each Call Option.

          (e) For each Call Option that the Purchaser exercises pursuant to this
Section 6.2, the Purchaser must issue via facsimile a Call Option Notice to the Company no later than 8:00 p.m. (eastern time) on the day such Call Option is exercised. If the Purchaser does not exercise a Call Option by 8:00 p.m. (eastern time) on the last Trading Day of the applicable Draw Down Pricing Period, the Purchaser's Call Options with respect to that Draw Down Pricing Period shall terminate.

          (f) During the first Draw Down Pricing Period, the Purchaser will exercise Call Options granted by the Company for an aggregate amount equal to at least the product of (i) $3,000,000 multiplied by (ii) the fraction, the numerator of which is the total Draw Down Amount purchased during the Draw Down Pricing Period and the denominator of which is the Draw Down Amount requested. During the second Draw Down Pricing Period, the Purchaser will exercise Call Options granted by the Company for an aggregate amount equal to at least the product of (i) $2,000,000 multiplied by (ii) the fraction, the numerator of which is the total Draw Down Amount purchased during the Draw Down Pricing Period and the denominator of which is the Draw Down Amount requested.

                                  ARTICLE VII

                                   TERMINATION

          SECTION 7.1 TERMINATION BY MUTUAL CONSENT. The term of this Agreement shall be the earliest to occur of (i) twenty-eight (28) months from the date of execution of this Agreement (the "INVESTMENT PERIOD"), (ii) the date that all of the shares of Common Stock registered under the Registration Statement have been issued and sold, or (iii) the date the Purchaser has purchased in the aggregate $60,000,000 pursuant to all Draw Downs issued and Call Options granted and exercised. Either party may terminate this Agreement if the Company enters into an extraordinary transaction in which the Company is not the surviving entity so long as such termination does not occur during a Draw Down Pricing Period or prior to the Settlement Date of any Draw Down Pricing Period and, such termination shall be without liability for damages by either party. This Agreement may be terminated at any time by mutual consent of the parties. Either party may terminate this Agreement for a material breach by the other party so long as notice of such termination is delivered to the other party in accordance with Section 9.4 hereof; provided that the breaching party shall have five (5) business days to cure such breach, unless the party terminating this Agreement has been prejudiced by such breach which prejudice is not subject to cure, then the termination of this Agreement shall be effective upon receipt of the notice of termination.

          SECTION 7.2 OTHER TERMINATION. The Company shall inform the Purchaser, and the Purchaser shall have the right to terminate this Agreement within the subsequent thirty (30) days (the "EVENT PERIOD"), if (w) the Company enters into an Other Financing including, without limitation, an equity line of credit transaction, without the prior consent of the Purchaser, which consent will not be unreasonably delayed, conditioned or withheld, which provides for (i) the issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock at a discount to the then current market price of the Common Stock (except for restricted Common Stock or securities convertible into Common Stock where the discount to the then current market price results from a pricing formula for the transaction that is based on a premium to the market price in a forward looking period from the offering date, provided that the Company notifies the Purchaser on the offering date (a "Permitted Offering")), (ii) a mechanism for the reset of the purchase price of the Common Stock to below the then current market price of the Common Stock, or (iii) the issuance of Common Stock with warrants, which have an exercise price such that together with the price of the Common Stock would result in the issuance of shares of Common Stock at a per share price below the then current market price of the Common Stock,
(x) an event  resulting  in a  Material  Adverse  Effect or  Material  Change in

Ownership has occurred, (y) the Company shall have issued any securities or granted rights for additional securities to any Principal Security Holder for any reason other than pursuant to stock splits, stock reclassifications, stock dividends, stock option plans, underwritten public offerings, Permitted Offerings or Permitted Transactions, or (z) the Company fails to comply with
Section 4.14 hereof. The Purchaser may terminate this Agreement upon one (1) day's notice during the Event Period.

          SECTION 7.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become of no further force and effect, except as provided in Section 9.9 hereof. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          SECTION 8.1 GENERAL INDEMNITY.

          (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys'
fees) to which the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Common Stock being sold to the Purchaser (including any Prospectus Supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; PROVIDED, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, further, that with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

          The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement, Prospectus or Prospectus Supplement or any amendment or supplement to the thereto in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, Prospectus or Prospectus Supplement.

          (b) INDEMNIFICATION BY THE PURCHASER. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to it a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, the Prospectus or Prospectus Supplement or an amendment or supplement thereto, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

          SECTION 8.2 INDEMNIFICATION PROCEDURES. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 8.1, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Paragraph (a) or (b) of Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

      If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 8.1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 FEES AND EXPENSES. The Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of up to $40,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys' fees and expenses.

          SECTION 9.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

          (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

          SECTION 9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment.

          SECTION 9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Any notice to be given hereunder of a material breach of this Agreement shall be delivered by facsimile and overnight courier and shall be effective upon the later to be received. The addresses for such communications shall be:

If to the Company:        IGEN International, Inc.
                          16020 Industrial Drive
                          Gaithersburg, MD 20877
                          Tel. No.:  (301) 869-9800
                          Fax No.:  (301) 208-3799
                          Attention: Richard Massey

With copies to:           Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Avenue, N.W.
                          Suite 200
                          Washington, D.C. 20036
                          Tel. No.:  (202) 778-9076
                          Fax No.:  (202) 778-9100
                          Attention: Thomas F. Cooney, III

If to the Purchaser:      Acqua Wellington North American
                          Equities Fund, Ltd.
                          c/o Fortis Fund Services (Bahamas) Ltd.
                          Montague Sterling Centre
                          East Bay Street, P. O. Box SS-6238
                          Nassau, Bahamas
                          Tel. No:  (242) 394-2700
                          Fax No.:  (242) 394-9667
                          Attention:  Anthony L.M. Inder Rieden

With copies to:           Jenkens & Gilchrist Parker Chapin LLP
                          The Chrysler Building
                          405 Lexington Avenue
                          New York, NY  10174
                          Tel. No:  (212) 704-6000
                          Fax No:  (212)704-6288
                          Attention:  Christopher S. Auguste

          Any party hereto may from time to time change its address for notices by giving at least ten days written notice of such changed address to the other party hereto.

          SECTION 9.5 WAIVERS. No provision of this Agreement may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          SECTION 9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          SECTION 9.7 SUCCESSORS AND ASSIGNS. The Purchaser may not assign this Agreement to any person without the prior consent of the Company; provided, however, that the Purchaser may assign this Agreement to any fund which is an affiliate of the Purchaser and is managed or advised by the same manager or advisor of the Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

          SECTION 9.9 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in Article IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in
Article VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

          SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

          SECTION 9.11 PUBLICITY. The Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written consent of the Purchaser. In the event the Company is required by law or regulation to issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transaction contemplated hereby prior to or after the Closing, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure to which the Purchaser shall respond in a timely fashion.

          SECTION 9.12 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          SECTION 9.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                                  [END OF PAGE]

+

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                 IGEN INTERNATIONAL, INC.



                               By: /s/ Samuel J. Wohlstadter
                                   -----------------------------------
                                   Name:  Samuel J. Wohlstadter
                                   Title: Chairman and Chief Executive Officer


                               ACQUA WELLINGTON NORTH AMERICAN
                               EQUITIES FUND, LTD.



                               By: /s/ Anthony L.M. Inder Rieden
                                   ---------------------------------
                                   Name:  Anthony L.M. Inder Rieden
                                   Title: Director